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As filed with the Securities and Exchange Commission on December 1, 2004

Registration No. 333-116937

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONCENTRA OPERATING CORPORATION
AND THE GUARANTORS NAMED IN FOOTNOTE (1) BELOW
(exact name of Registrants as specified in their charters)

Nevada (State or jurisdiction of incorporation or organization)	75-2822620 (I.R.S. employer identification no.)
5080 Spectrum Drive Suite 400 West Addison, Texas 75001 (972) 364-8000 (Address, including zip code, and telephone number, including area code, of each of the Registrants' principal executive offices)	8093 (Primary Standard Industrial Classification Code)	Richard A. Parr II 5080 Spectrum Drive Suite 400 West Addison, Texas 75001 (972) 364-8000 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

(1)
Concentra Preferred Systems, Inc., a Delaware corporation (I.R.S. Employer Identification No. 36-3715258), National Healthcare Resources, Inc., a Delaware corporation (I.R.S. Employer Identification No. 11-3273542), MetraComp, Inc., a Connecticut corporation (I.R.S. Employer Identification No. 06-1095987), Concentra Integrated Services, Inc., a Massachusetts corporation (I.R.S. Employer Identification No. 04-2658593), First Notice Systems, Inc., a Delaware corporation (I.R.S. Employer Identification No. 04-3373927), FOCUS Healthcare Management, Inc., a Tennessee corporation (I.R.S. Employer Identification No. 62-1266888), CRA-MCO, Inc., a Nevada corporation (I.R.S. Employer Identification No. 36-4266562), CRA Managed Care of Washington, Inc., a Washington corporation (I.R.S. Employer Identification No. 91-1374650), Concentra Health Services, Inc., a Nevada corporation (I.R.S. Employer Identification No. 75-2510547), OCI Holdings, Inc., a Nevada corporation (I.R.S. Employer Identification No. 75-2679204), Concentra Management Services, Inc., a Nevada corporation (I.R.S. Employer Identification No. 93-1187448), Concentra Laboratory, L.L.C., a Delaware limited liability company (I.R.S. Employer Identification No. 76-0546504), HealthNetwork Systems LLC, a Delaware limited liability company (I.R.S. Employer Identification No. 36-4285919), Medical Network Systems LLC, a Delaware limited liability company (I.R.S. Employer Identification No. (N/A), OccuCenters I, L.P., a Texas limited partnership (I.R.S. Employer Identification No. 75-2678146), CPS Business Corporation, a Delaware corporation (I.R.S. Employer Identification No. 74-3024282), CISI Business Corporation, a Delaware corporation (I.R.S. Employer Identification No. 04-3449352), and FHM Business Corporation, a Delaware corporation (I.R.S. Employer Identification No. 74-3024280).

        The Registrants hereby amend this Registration Statement on such dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Amendment No. 4 to Form S-4 of Concentra Operating Corporation (the "Registrant") is being filed solely to update Item 21 of Part II of the Registrant's Registration Statement on Form S-4 (Registration No. 333-116937) (the "Registration Statement") and the Exhibit Index thereto. All other portions of the Registration Statement, including the Prospectus contained therein, shall remain unaffected.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Section 78.7502 (1) of the Nevada Revised Statutes (the "NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 78.7502 (2) of the NRS provides that a corporation may similarly indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Section 78.7502(3) of the NRS provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2), or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

        Section 78.751(1) of the NRS provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751, may be made by the corporation only as authorized in the specific case upon determination that indemnification of such director, officer, employee or agent is proper in the circumstances. The determination must be made (a) by the stockholders; (b) by the board of directors by majority vote of quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

        Section 78.751(2) of the NRS provides that the articles of incorporation, bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such provision does not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

        Section 78.751(3) of the NRS provides that the indemnification pursuant to Section 78.7502 of the NRS and advancement of expenses authorized in, or ordered by, a court pursuant to Section78.751, (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the NRS or for the advancement of expenses made pursuant to Section 78.751 (2), may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

        Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who acted in any of the capacities set forth above for any liability asserted against such person for any liability asserted against him or her and liability and expenses incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liabilities and expenses.

        The by-laws of Concentra Operating Corporation, a Nevada corporation ("Concentra Operating") provide that every person serving as its director or officer and every such director or officer serving at the request of Concentra Operating as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by Concentra Operating in accordance with and to the fullest extent permitted by law for the defense of, in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

        Concentra Operating's parent, Concentra Inc., a Delaware corporation ("Concentra Inc."), has entered into indemnity agreements with the directors and officers of Concentra Inc. and its wholly owned, direct and indirect, subsidiaries, including the Registrants. Pursuant to such agreements, Concentra Inc. will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of such Registrant or assumed certain responsibilities at the direction of such Registrant. In addition, Concentra Inc. has purchased and maintains insurance to protect persons entitled to indemnification pursuant to its by-laws or the applicable law against expenses, judgments, fines and amounts paid in settlement, to the fullest extent permitted by the Delaware General Corporation Law. Such insurance covers the directors and officers of the Registrants.

Item 21. Exhibits and Financial Statement Schedules

(a)
Exhibits

Exhibit Number		Description
1.1**	—	Purchase Agreement, dated May 25, 2004, by and among Concentra Operating, each of the subsidiary guarantors listed on the signature pages thereto, Credit Suisse First Boston LLC and Citigroup Global Markets Inc.
3.1	—	Articles of Incorporation of Concentra Operating (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).
3.2	—	Amended and Restated By-Laws of Concentra Operating, as further amended June 20, 2002 (incorporated by reference to Exhibit 3.1 to Concentra Operating's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
4.1	—	Indenture dated as of August 13, 2003, by and among Concentra Operating, The Bank of New York, as Trustee, and the guarantors named therein relating to Concentra Operating's 9 1/2% Senior Subordinated Notes due 2010 (incorporated by reference to Exhibit 4.7 to Concentra Operating's Registration Statement on Form S-4 filed with the SEC on August 28, 2003).
4.2	—	First Supplemental Indenture dated as of November 20, 2003, between Concentra Operating, and The Bank of New York, as Trustee, relating to the 9 1/2% Senior Subordinated Notes due 2010 of Concentra Operating (incorporated by reference to Exhibit 4.6 to Concentra Operating's Registration Statement on Form S-4, initially filed on December 8, 2003).

4.3**	—	Indenture dated as of June 8, 2004, by and among Concentra Operating, The Bank of New York as Trustee, and the guarantors named therein relating to Concentra Operating's 9?% Senior Subordinated Notes due 2012.
4.4	—	Warrant Agreement dated as of August 17, 1999, by and among Concentra Inc. and the several persons named on Schedule I thereto (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).
4.5	—	Amendment No. 1 to Warrant Agreement dated as of November 1, 2001, by and among Concentra Inc. and the several warrant holders that are signatories thereto (incorporated by reference to Exhibit 4.6 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2001).
4.6	—	Form of 13% Senior Subordinated Notes due 2009 of Concentra Operating (included as an exhibit to Exhibit 4.1).
4.7	—	Form of Warrant to acquire Concentra Inc. common stock (included as an exhibit to Exhibit 4.8).
4.8**	—	Registration Rights Agreement dated as of May 25, 2004, by and among Concentra Operating, each of the subsidiary guarantors listed on the signature pages thereto, Credit Suisse First Boston LLC and Citigroup Global Markets Inc.
4.9	—	Warrant Agreement dated as of November 1, 2001, by and among Concentra Inc. and the several persons that are signatories thereto (incorporated by reference to Exhibit 4.11 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2001).
4.10	—	Form of Warrant to acquire Concentra Inc. common stock (included as an exhibit to Exhibit 4.13).
4.11	—	Registration Rights Agreement dated as of November 17, 2003 by and among Concentra Operating, each of the subsidiary guarantors listed on the signature pages thereto, Credit Suisse First Boston LLC and Citigroup Global Markets Inc. (incorporated by reference to Exhibit 4.11 to Concentra Operating's Registration Statement on Form S-4, initially filed on December 8, 2003).
4.12	—	Registration Rights Agreement dated as of August 17, 1999 by and among Concentra Inc. and the persons named in Schedules I and II thereto (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).
4.13	—	Amendment No. 1 to Registration Rights Agreement dated as of November 1, 2001, by and among Concentra Inc. and the persons named in Schedules I and II thereto (incorporated by reference to Exhibit 4.14 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2001).
4.14	—	Amendment No. 2 to Registration Rights Agreement dated as of November 5, 2001, by and among Concentra Inc. and the several persons that are signatories thereto (incorporated by reference to Exhibit 4.15 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2001).
4.15	—	Amendment No. 4 to Registration Rights Agreement dated as of November 20, 2002, by and among Concentra Inc. and the several persons that are signatories thereto (incorporated by reference to Exhibit 4.17 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2002).
4.16	—	Amendment No. 4 to Registration Rights Agreement dated as of December 1, 2002, by and among Concentra Inc. and the several persons that are signatories thereto (incorporated by reference to Exhibit 4.18 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2002).
4.17	—	Bridge Loan Agreement dated as of June 25, 2002 by and among Concentra Inc., the Lenders that are parties thereto, and Citicorp North America, Inc. (incorporated by reference to Exhibit 10.1 to Concentra Operating's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
4.18	—	Amendment No. 1 to Bridge Loan Agreement dated as of October 23, 2002, by and among Concentra Inc., the Lenders that are parties thereto, and Citicorp North America, Inc. (incorporated by reference to Exhibit 4.20 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2002).
4.19	—	Amendment No. 2 to Bridge Loan Agreement dated as of November 14, 2002, by and among Concentra Inc., the Lenders that are parties thereto, and Citicorp North America, Inc. (incorporated by reference to Exhibit 4.21 to Concentra Operating's Registration Statement on Form S-4 filed with the SEC on August 28, 2003).

4.20	—	Amendment No. 4 to Bridge Loan Agreement dated as of May 10, 2004, by and among Concentra Inc., the Lenders that are parties thereto, and Citicorp North America, Inc. (incorporated by reference to Exhibit 10.1 to Concentra Operating's Current Report on Form 8-K filed on May 12, 2004).
4.21**	—	Forms of Global Notes for 9?% Senior Subordinated Notes of Concentra Operating (included as exhibits to Exhibit 4.7 hereto).
4.22	—	Forms of Global Notes for 9 1/2% Senior Subordinated Notes of Concentra Operating (incorporated by reference to exhibits to Exhibit 4.7 to Concentra Operating's Registration Statement on Form S-4 filed with the SEC on August 28, 2003).
5.1**	—	Opinion of Vinson & Elkins L.L.P.
10.1	—	Securities Purchase Agreement dated November 1, 2001, by and among Concentra Inc. and the several purchasers named on Schedule I thereto, relating to the issuance and sale of 2,266,546 shares of Concentra Inc. common stock and warrants to purchase 771,277 shares of Concentra Inc. common stock (incorporated by reference to Exhibit 10.2 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2001).
10.2	—	Credit Agreement dated as of August 13, 2003, by and among Concentra Inc., Concentra Operating, the several lenders from time to time parties thereto, JPMorgan Chase Bank, as Administrative Agent, Deutsche Banc Alex Brown, as Documentation Agent, and Credit Suisse First Boston and Citicorp North America, Inc., as Co-Syndication Agents (incorporated by reference to Concentra Operating's Registration Statement on Form S-4 filed with the SEC on December 8, 2003).
10.3	—	Amendment to Credit Agreement dated as of November 17, 2003, by and among Concentra Inc., Concentra Operating, the several lenders from time to time parties thereto, JPMorgan Chase Bank, as Administrative Agent, Deutsche Banc Alex Brown, as Documentation Agent, and Credit Suisse First Boston and Citicorp North America, Inc., as Co-Syndication Agents (incorporated by reference to Exhibit 10.3 to Concentra Operating's Registration Statement on Form S-4 filed with the SEC on August 28, 2003).
10.4**	—	Second Amendment to Credit Agreement dated as of June 8, 2004, by and among Concentra Inc., Concentra Operating, the several lenders from time to time parties thereto, JPMorgan Chase Bank, as Administrative Agent, Deutsche Banc Alex Brown, as Documentation Agent, and Credit Suisse First Boston and Citicorp North America, Inc., as Co-Syndication Agents.
10.5**	—	Escrow Agreement dated as of June 8, 2004 by and between Concentra Operating and JPMorgan Chase Bank.
10.6	—	Concentra Managed Care, Inc. 1999 Stock Option and Restricted Stock Purchase Plan (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).
10.7	—	Concentra Managed Care, Inc. 1999 Stock Option and Restricted Stock Purchase Plan, as amended through June 20, 2002 (incorporated by reference to Exhibit 10.3 to Concentra Operating's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
10.8	—	Concentra Managed Care, Inc. 1999 Stock Option and Restricted Stock Purchase Plan as Amended Through September 24, 2002 (incorporated by reference to Exhibit 10.1 to Concentra Operating's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).
10.9	—	Concentra Managed Care, Inc. 1997 Long-Term Incentive Plan (incorporated by reference to Appendix G to the Joint Proxy Statement/Prospectus forming a part of Concentra Inc.'s Registration Statement on Form S-4 filed on July 31, 1997).
10.10	—	Employment Agreement dated as of August 17, 1999, between Concentra Inc. and James M. Greenwood (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).
10.11	—	Employment Agreement dated as of August 17, 1999, between Concentra Inc. and Richard A. Parr II (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).
10.12	—	Employment Agreement dated as of August 17, 1999, between Concentra Inc. and Daniel J. Thomas (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).

10.13	—	Employment Agreement dated as of August 17, 1999, between Concentra Inc. and Thomas E. Kiraly (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).
10.14	—	Employment Agreement dated as of August 5, 2002 between Concentra Inc. and Frederick C. Dunlap (incorporated by reference to Exhibit 10.4 to Concentra Operating's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.)
10.15	—	Indemnification Agreement dated as of September 17, 1997, between Concentra Inc. and Daniel J. Thomas (identical agreements were executed as of September 17, 1997, between Concentra Inc. and each of Richard A. Parr II, James M. Greenwood, W. Tom Fogarty, Kenneth Loffredo, Paul B. Queally and John K. Carlyle) (incorporated by reference to Exhibit 10.17 to Concentra Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997).
10.16	—	Indemnification Agreement dated as of June 26, 2003 between Concentra Inc. and Daniel J. Thomas (identical agreements were executed as of June 26, 2003 between Concentra Inc. and each of the following: John K. Carlyle, Frederick C. Dunlap, Carlos A. Ferrer, James M. Greenwood, Thomas E. Kiraly, D. Scott Mackesy, Steven E. Nelson, Richard A. Parr, Paul B. Queally and Richard J. Sabolik) (incorporated by reference to Exhibit 10.1 to Concentra Operating's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).
10.17	—	Indemnification Agreement dated as of December 15, 2003, between Concentra Inc. and David A. George (incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K of Concentra Operating for the year ended December 31, 2003).
10.18	—	Occupational Medicine Center Management and Consulting Agreement dated as of December 31, 1993, between Concentra Health Services, Inc. (formerly OccuCenters, Inc.) ("CHS") and Occupational Health Centers of Southwest, P.A., an Arizona professional association (incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K of OccuSystems Inc., a Delaware corporation ("OccuSystems"), for the year ended December 31, 1995).
10.19	—	Occupational Medicine Center Management and Consulting Agreement dated as of December 31, 1993, between CHS and Occupational Health Centers of New Jersey, a New Jersey professional association (incorporated by reference to Exhibit 10.8 to OccuSystems' Registration Statement on Form S-1 filed on March 28, 1996).
10.20	—	Amended and Restated Occupational Medicine Center Management and Consulting Agreement dated as of July 30, 2003 between Concentra Health Services, Inc. and Occupational Health Centers of the Southwest, P.A. (incorporation by reference to Exhibit 10.2 to Concentra Operating's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).
10.21	—	Stockholders Agreement dated as of August 17, 1999, by and among Concentra Inc. and the several persons named in Schedules I and II thereto (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).
10.22	—	Amendment No. 1 to Stockholders Agreement dated as of November 1, 2001, by and among Concentra Inc. and the several persons named in Schedules I and II thereto (incorporated by reference to Exhibit 10.26 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2001).
10.23	—	Amendment No. 2 to Stockholders Agreement dated as of November 20, 2002, by and among Concentra Inc. and the several persons named in Schedules I and II thereto (incorporated by reference to Exhibit 10.30 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2002).
10.24	—	Amendment No. 4 to Stockholders Agreement dated as of December 1, 2002, by and among Concentra Inc. and the several persons named in Schedules I and II thereto (incorporated by reference to Exhibit 10.31 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2002).
10.25	—	Stockholders Agreement dated as of November 20, 2001, by and among Concentra Inc., Welsh, Carson, Anderson & Stowe VIII, L.P., certain holders of common stock and warrants to purchase common stock of Concentra Inc., certain stockholders of National Healthcare Resources, Inc., and Ferrer Freeman & Company, LLC, formerly known as Ferrer, Freeman, Thompson & Co., LLC (incorporated by reference to Exhibit 10.27 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2001).

10.26	—	Agreement and Plan of Reorganization dated August 29, 1997, by and among CRA Managed Care, Inc., OccuSystems, Inc., and Concentra Inc., formerly known as Concentra Managed Care, Inc. (incorporated by reference to Exhibit 2.1 to Concentra Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997).
10.27	—	Agreement and Plan of Merger dated February 24, 1998, by and among Concentra Inc. and Preferred Payment Systems, Inc. (incorporated by reference to Exhibit 2.2 to Concentra Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997).
10.28	—	Agreement and Plan of Merger dated March 2, 1999, by and between Yankee Acquisition Corp. and Concentra Inc. (incorporated by reference to Exhibit 2.1 to Concentra Inc.'s Current Report on Form 8-K filed on March 3, 1999).
10.29	—	Amended and Restated Agreement and Plan of Merger dated March 24, 1999, by and between Yankee Acquisition Corp. and Concentra Inc. (incorporated by reference to Exhibit 2.1 to Concentra Inc.'s Current Report on Form 8-K filed on July 14, 1999).
10.30	—	Agreement and Plan of Merger dated as of November 2, 2001, by and among Concentra Inc., NHR Acquisition Company, Inc., and National Healthcare Resources, Inc. (incorporated by reference to Exhibit 2.5 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2001).
10.31	—	Asset Purchase Agreement among Concentra Inc., Concentra Operating and Em3 Corporation dated as of December 1, 2002 (incorporated by reference to Exhibit 10.1 to Concentra Operating's Current Report on Form 8-K filed on December 13, 2002).
10.32	—	Third Amendment to Credit Agreement dated as of August 23, 2004, by and among Concentra Operating, Concentra Inc., J.P. Morgan Securities Inc., as Sole Lead Arranger and Sole Bookrunner, and JPMorgan Chase Bank, as Administrative Agent, and the several banks, financial institutions and other entities parties thereto (incorporated by reference to Exhibit 10.1 to Concentra Operating's Current Report on Form 8-K filed on August 24, 2004).
12.1**	—	Computation of Ratio of Earnings to Fixed Charges.
21.1**	—	Subsidiaries of Concentra Operating.
23.l**	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
23.2**	—	Consent of Schreck Brignone (included in Annex A to Exhibit 5.1).
23.3**	—	Consent of McDermott, Will & Emery (included in Annex B to Exhibit 5.1).
23.4**	—	Consent of Richard A. Parr II (included in Annex C to Exhibit 5.1).
23.5**	—	Consent of PricewaterhouseCoopers LLP.
24.1**	—	Powers of Attorney (included on the signature pages of this Registration Statement).
25.1**	—	Statement of Eligibility (Form T-1) of The Bank of New York, as trustee.
99.1**	—	Letter of Transmittal

*
Filed herewith
**
Previously filed

(b)   Financial Statement Schedules

        All financial statements, financial statement schedules and reports of independent registered public accounting firm are included in the Prospectus.

Item 22. Undertakings

        The undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on the 29th day of November, 2004.

CONCENTRA OPERATING CORPORATION
By:	*
Daniel J. Thomas Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Daniel J. Thomas	Director, Chief Executive Officer and President	November 29, 2004
* Thomas E. Kiraly	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 29, 2004
* Paul B. Queally	Chairman and Director	November 29, 2004
* John K. Carlyle	Director	November 29, 2004
* Carlos A. Ferrer	Director	November 29, 2004
* David A. George	Director	November 29, 2004
* D. Scott Mackesy	Director	November 29, 2004
* Steven E. Nelson	Director	November 29, 2004
* Richard J. Sabolik	Director	November 29, 2004
*By:	/s/ RICHARD A. PARR II Richard A. Parr II Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on the 29th day of November, 2004.

CONCENTRA HEALTH SERVICES, INC.
By:	/s/ RICHARD A. PARR II
Name: Richard A. Parr II Title: Executive Vice President, General Counsel and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Daniel J. Thomas	Chairman of the Board and Director	November 29, 2004
* W. Keith Newton	President	November 29, 2004
* Thomas E. Kiraly	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	November 29, 2004
*By:	/s/ RICHARD A. PARR II Richard A. Parr II Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on the 29th day of November, 2004.

CONCENTRA LABORATORY, L.L.C.
By: Concentra Health Services, Inc., its sole member
By:	/s/ RICHARD A. PARR II
Name: Richard A. Parr II Title: Executive Vice President, General Counsel and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* W. Keith Newton	President	November 29, 2004
* Thomas E. Kiraly	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 29, 2004
*By:	/s/ RICHARD A. PARR II Richard A. Parr II Attorney-in-Fact

(The limited liability company is member-managed, and does not have any directors)

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on the 29th day of November, 2004.

CONCENTRA PREFERRED SYSTEMS, INC.
By:	/s/ RICHARD A. PARR II
Name: Richard A. Parr II Title: Executive Vice President, General Counsel and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Daniel J. Thomas	Chairman of the Board and Director	November 29, 2004
* Thomas Bartlett	President	November 29, 2004
* Thomas E. Kiraly	Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	November 29, 2004
*By:	/s/ RICHARD A. PARR II Richard A. Parr II Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on the 29th day of November, 2004.

MEDICAL NETWORK SYSTEMS LLC
By: Concentra Preferred Systems, Inc., its sole member
By:	/s/ RICHARD A. PARR II
Name: Richard A. Parr II Title: Executive Vice President, General Counsel and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Rana Mendicino	President	November 29, 2004
* Thomas E. Kiraly	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 29, 2004
*By:	/s/ RICHARD A. PARR II Richard A. Parr II Attorney-in-Fact

(The limited liability company is member-managed, and does not have any directors)

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on the 29th day of November, 2004.

CONCENTRA INTEGRATED SERVICES, INC.
By:	/s/ RICHARD A. PARR II
Name: Richard A. Parr II Title: Executive Vice President and Clerk

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Daniel J. Thomas	Chairman of the Board and Director (Principal Executive Officer)	November 29, 2004
* Thomas E. Kiraly	Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	November 29, 2004
*By:	/s/ RICHARD A. PARR II Richard A. Parr II Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on the 29th day of November, 2004.

CISI BUSINESS CORPORATION CPS BUSINESS CORPORATION FHM BUSINESS CORPORATION
By:	/s/ RICHARD A. PARR II
Name: Richard A. Parr II Title: Vice President and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Daniel J. Thomas	President and Director	November 29, 2004
* Thomas E. Kiraly	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	November 29, 2004
*By:	/s/ RICHARD A. PARR II Richard A. Parr II Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on the 29th day of November, 2004.

CONCENTRA MANAGEMENT SERVICES, INC.
By:	/s/ RICHARD A. PARR II
Name: Richard A. Parr II Title: Vice President and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Daniel J. Thomas	President and Director	November 29, 2004
* Thomas E. Kiraly	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	November 29, 2004
*By:	/s/ RICHARD A. PARR II Richard A. Parr II Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on the 29th day of November, 2004.

FIRST NOTICE SYSTEMS, INC.
By:	/s/ RICHARD A. PARR II
Name: Richard A. Parr II Title: Vice President and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Daniel J. Thomas	Chairman of the Board and Director	November 29, 2004
* Will Fulton	President	November 29, 2004
* Thomas E. Kiraly	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	November 29, 2004
*By:	/s/ RICHARD A. PARR II Richard A. Parr II Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on the 29th day of November, 2004.

FOCUS HEALTHCARE MANAGEMENT, INC.
By:	/s/ RICHARD A. PARR II
Name: Richard A. Parr II Title: Vice President and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Daniel J. Thomas	Director	November 29, 2004
* Thomas Cox	President	November 29, 2004
* Thomas E. Kiraly	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	November 29, 2004
*By:	/s/ RICHARD A. PARR II Richard A. Parr II Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on the 29th day of November, 2004.

CRA MANAGED CARE OF WASHINGTON, INC. CRA-MCO, INC.
By:	/s/ RICHARD A. PARR II
Name: Richard A. Parr II Title: Executive Vice President and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Daniel J. Thomas	Chairman of the Board and Director (Principal Executive Officer)	November 29, 2004
* Thomas E. Kiraly	Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	November 29, 2004
*By:	/s/ RICHARD A. PARR II Richard A. Parr II Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on the 29th day of November, 2004.

HEALTHNETWORK SYSTEMS LLC
By:	/s/ RICHARD A. PARR II
Name: Richard A. Parr II Title: Vice President, General Counsel and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Daniel J. Thomas	Chairman of the Board and Manager	November 29, 2004
* Thomas Bartlett	President	November 29, 2004
* Thomas E. Kiraly	Vice President and Treasurer; Manager (Principal Financial Officer and Principal Accounting Officer)	November 29, 2004
*By:	/s/ RICHARD A. PARR II Richard A. Parr II Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on the 29th day of November, 2004.

NATIONAL HEALTHCARE RESOURCES, INC.
By:	/s/ RICHARD A. PARR II
Name: Richard A. Parr II Title: Senior Vice President and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Daniel J. Thomas	Director	November 29, 2004
* Thomas Cox	President and Director	November 29, 2004
* Thomas E. Kiraly	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 29, 2004
*By:	/s/ RICHARD A. PARR II Richard A. Parr II Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on the 29th day of November, 2004.

METRACOMP, INC.
By:	/s/ RICHARD A. PARR II
Name: Richard A. Parr II Title: Vice President and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Daniel J. Thomas	Director	November 29, 2004
* Thomas Cox	President and Director	November 29, 2004
* Thomas E. Kiraly	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 29, 2004
*By:	/s/ RICHARD A. PARR II Richard A. Parr II Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on the 29th day of November, 2004.

OCCUCENTERS I, L.P.
By: Concentra Health Services, Inc., its general partner
By:	/s/ RICHARD A. PARR II
Name: Richard A. Parr II Title: Executive Vice President, General Counsel and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Daniel J. Thomas	Chairman of the Board and Director of the General Partner	November 29, 2004
* W. Keith Newton	President of the General Partner	November 29, 2004
* Thomas E. Kiraly	Executive Vice President, Chief Financial Officer, Treasurer and Director of the General Partner (Principal Financial Officer and Principal Accounting Officer)	November 29, 2004
*By:	/s/ RICHARD A. PARR II Richard A. Parr II Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on the 29th day of November, 2004.

OCI HOLDING, INC.
By:	*
Gary Chedekel Corporate Secretary and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Thomas Sexton	President and Director (Principal Financial Officer and Principal Accounting Officer)	November 29, 2004
* Gary Chedekel	Corporate Secretary, Treasurer and Director	November 29, 2004
*By:	/s/ RICHARD A. PARR II Richard A. Parr II Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description
1.1**	—	Purchase Agreement, dated May 25, 2004, by and among Concentra Operating, each of the subsidiary guarantors listed on the signature pages thereto, Credit Suisse First Boston LLC and Citigroup Global Markets Inc.
3.1	—	Articles of Incorporation of Concentra Operating (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).
3.2	—	Amended and Restated By-Laws of Concentra Operating, as further amended June 20, 2002 (incorporated by reference to Exhibit 3.1 to Concentra Operating's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
4.1	—	Indenture dated as of August 13, 2003, by and among Concentra Operating, The Bank of New York, as Trustee, and the guarantors named therein relating to Concentra Operating's 9 1/2% Senior Subordinated Notes due 2010 (incorporated by reference to Exhibit 4.7 to Concentra Operating's Registration Statement on Form S-4 filed with the SEC on August 28, 2003).
4.2	—	First Supplemental Indenture dated as of November 20, 2003, between Concentra Operating, and The Bank of New York, as Trustee, relating to the 9 1/2% Senior Subordinated Notes due 2010 of Concentra Operating (incorporated by reference to Exhibit 4.6 to Concentra Operating's Registration Statement on Form S-4, initially filed on December 8, 2003).
4.3**	—	Indenture dated as of June 8, 2004, by and among Concentra Operating, The Bank of New York as Trustee, and the guarantors named therein relating to Concentra Operating's 9?% Senior Subordinated Notes due 2012.
4.4	—	Warrant Agreement dated as of August 17, 1999, by and among Concentra Inc. and the several persons named on Schedule I thereto (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).
4.5	—	Amendment No. 1 to Warrant Agreement dated as of November 1, 2001, by and among Concentra Inc. and the several warrant holders that are signatories thereto (incorporated by reference to Exhibit 4.6 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2001).
4.6	—	Form of 13% Senior Subordinated Notes due 2009 of Concentra Operating (included as an exhibit to Exhibit 4.1).
4.7	—	Form of Warrant to acquire Concentra Inc. common stock (included as an exhibit to Exhibit 4.8).
4.8**	—	Registration Rights Agreement dated as of May 25, 2004, by and among Concentra Operating, each of the subsidiary guarantors listed on the signature pages thereto, Credit Suisse First Boston LLC and Citigroup Global Markets Inc.
4.9	—	Warrant Agreement dated as of November 1, 2001, by and among Concentra Inc. and the several persons that are signatories thereto (incorporated by reference to Exhibit 4.11 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2001).
4.10	—	Form of Warrant to acquire Concentra Inc. common stock (included as an exhibit to Exhibit 4.13).
4.11	—	Registration Rights Agreement dated as of November 17, 2003 by and among Concentra Operating, each of the subsidiary guarantors listed on the signature pages thereto, Credit Suisse First Boston LLC and Citigroup Global Markets Inc. (incorporated by reference to Exhibit 4.11 to Concentra Operating's Registration Statement on Form S-4, initially filed on December 8, 2003).
4.12	—	Registration Rights Agreement dated as of August 17, 1999 by and among Concentra Inc. and the persons named in Schedules I and II thereto (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).

4.13	—	Amendment No. 1 to Registration Rights Agreement dated as of November 1, 2001, by and among Concentra Inc. and the persons named in Schedules I and II thereto (incorporated by reference to Exhibit 4.14 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2001).
4.14	—	Amendment No. 2 to Registration Rights Agreement dated as of November 5, 2001, by and among Concentra Inc. and the several persons that are signatories thereto (incorporated by reference to Exhibit 4.15 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2001).
4.15	—	Amendment No. 4 to Registration Rights Agreement dated as of November 20, 2002, by and among Concentra Inc. and the several persons that are signatories thereto (incorporated by reference to Exhibit 4.17 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2002).
4.16	—	Amendment No. 4 to Registration Rights Agreement dated as of December 1, 2002, by and among Concentra Inc. and the several persons that are signatories thereto (incorporated by reference to Exhibit 4.18 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2002).
4.17	—	Bridge Loan Agreement dated as of June 25, 2002 by and among Concentra Inc., the Lenders that are parties thereto, and Citicorp North America, Inc. (incorporated by reference to Exhibit 10.1 to Concentra Operating's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
4.18	—	Amendment No. 1 to Bridge Loan Agreement dated as of October 23, 2002, by and among Concentra Inc., the Lenders that are parties thereto, and Citicorp North America, Inc. (incorporated by reference to Exhibit 4.20 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2002).
4.19	—	Amendment No. 2 to Bridge Loan Agreement dated as of November 14, 2002, by and among Concentra Inc., the Lenders that are parties thereto, and Citicorp North America, Inc. (incorporated by reference to Exhibit 4.21 to Concentra Operating's Registration Statement on Form S-4 filed with the SEC on August 28, 2003).
4.20	—	Amendment No. 4 to Bridge Loan Agreement dated as of May 10, 2004, by and among Concentra Inc., the Lenders that are parties thereto, and Citicorp North America, Inc. (incorporated by reference to Exhibit 10.1 to Concentra Operating's Current Report on Form 8-K filed on May 12, 2004).
4.21**	—	Forms of Global Notes for 9?% Senior Subordinated Notes of Concentra Operating (included as exhibits to Exhibit 4.7 hereto).
4.22	—	Forms of Global Notes for 9 1/2% Senior Subordinated Notes of Concentra Operating (incorporated by reference to exhibits to Exhibit 4.7 to Concentra Operating's Registration Statement on Form S-4 filed with the SEC on August 28, 2003).
5.1**	—	Opinion of Vinson & Elkins L.L.P.
10.1	—	Securities Purchase Agreement dated November 1, 2001, by and among Concentra Inc. and the several purchasers named on Schedule I thereto, relating to the issuance and sale of 2,266,546 shares of Concentra Inc. common stock and warrants to purchase 771,277 shares of Concentra Inc. common stock (incorporated by reference to Exhibit 10.2 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2001).
10.2	—	Credit Agreement dated as of August 13, 2003, by and among Concentra Inc., Concentra Operating, the several lenders from time to time parties thereto, JPMorgan Chase Bank, as Administrative Agent, Deutsche Banc Alex Brown, as Documentation Agent, and Credit Suisse First Boston and Citicorp North America, Inc., as Co-Syndication Agents (incorporated by reference to Concentra Operating's Registration Statement on Form S-4 filed with the SEC on December 8, 2003).

10.3	—	Amendment to Credit Agreement dated as of November 17, 2003, by and among Concentra Inc., Concentra Operating, the several lenders from time to time parties thereto, JPMorgan Chase Bank, as Administrative Agent, Deutsche Banc Alex Brown, as Documentation Agent, and Credit Suisse First Boston and Citicorp North America, Inc., as Co-Syndication Agents (incorporated by reference to Exhibit 10.3 to Concentra Operating's Registration Statement on Form S-4 filed with the SEC on August 28, 2003).
10.4**	—	Second Amendment to Credit Agreement dated as of June 8, 2004, by and among Concentra Inc., Concentra Operating, the several lenders from time to time parties thereto, JPMorgan Chase Bank, as Administrative Agent, Deutsche Banc Alex Brown, as Documentation Agent, and Credit Suisse First Boston and Citicorp North America, Inc., as Co-Syndication Agents.
10.5**	—	Escrow Agreement dated as of June 8, 2004 by and between Concentra Operating and JPMorgan Chase Bank.
10.6	—	Concentra Managed Care, Inc. 1999 Stock Option and Restricted Stock Purchase Plan (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).
10.7	—	Concentra Managed Care, Inc. 1999 Stock Option and Restricted Stock Purchase Plan, as amended through June 20, 2002 (incorporated by reference to Exhibit 10.3 to Concentra Operating's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
10.8	—	Concentra Managed Care, Inc. 1999 Stock Option and Restricted Stock Purchase Plan as Amended Through September 24, 2002 (incorporated by reference to Exhibit 10.1 to Concentra Operating's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).
10.9	—	Concentra Managed Care, Inc. 1997 Long-Term Incentive Plan (incorporated by reference to Appendix G to the Joint Proxy Statement/Prospectus forming a part of Concentra Inc.'s Registration Statement on Form S-4 filed on July 31, 1997).
10.10	—	Employment Agreement dated as of August 17, 1999, between Concentra Inc. and James M. Greenwood (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).
10.11	—	Employment Agreement dated as of August 17, 1999, between Concentra Inc. and Richard A. Parr II (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).
10.12	—	Employment Agreement dated as of August 17, 1999, between Concentra Inc. and Daniel J. Thomas (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).
10.13	—	Employment Agreement dated as of August 17, 1999, between Concentra Inc. and Thomas E. Kiraly (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).
10.14	—	Employment Agreement dated as of August 5, 2002 between Concentra Inc. and Frederick C. Dunlap (incorporated by reference to Exhibit 10.4 to Concentra Operating's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.)
10.15	—	Indemnification Agreement dated as of September 17, 1997, between Concentra Inc. and Daniel J. Thomas (identical agreements were executed as of September 17, 1997, between Concentra Inc. and each of Richard A. Parr II, James M. Greenwood, W. Tom Fogarty, Kenneth Loffredo, Paul B. Queally and John K. Carlyle) (incorporated by reference to Exhibit 10.17 to Concentra Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997).
10.16	—	Indemnification Agreement dated as of June 26, 2003 between Concentra Inc. and Daniel J. Thomas (identical agreements were executed as of June 26, 2003 between Concentra Inc. and each of the following: John K. Carlyle, Frederick C. Dunlap, Carlos A. Ferrer, James M. Greenwood, Thomas E. Kiraly, D. Scott Mackesy, Steven E. Nelson, Richard A. Parr, Paul B. Queally and Richard J. Sabolik) (incorporated by reference to Exhibit 10.1 to Concentra Operating's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

10.17	—	Indemnification Agreement dated as of December 15, 2003, between Concentra Inc. and David A. George (incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K of Concentra Operating for the year ended December 31, 2003).
10.18	—	Occupational Medicine Center Management and Consulting Agreement dated as of December 31, 1993, between Concentra Health Services, Inc. (formerly OccuCenters, Inc.) ("CHS") and Occupational Health Centers of Southwest, P.A., an Arizona professional association (incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K of OccuSystems Inc., a Delaware corporation ("OccuSystems"), for the year ended December 31, 1995).
10.19	—	Occupational Medicine Center Management and Consulting Agreement dated as of December 31, 1993, between CHS and Occupational Health Centers of New Jersey, a New Jersey professional association (incorporated by reference to Exhibit 10.8 to OccuSystems' Registration Statement on Form S-1 filed on March 28, 1996).
10.20	—	Amended and Restated Occupational Medicine Center Management and Consulting Agreement dated as of July 30, 2003 between Concentra Health Services, Inc. and Occupational Health Centers of the Southwest, P.A. (incorporation by reference to Exhibit 10.2 to Concentra Operating's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).
10.21	—	Stockholders Agreement dated as of August 17, 1999, by and among Concentra Inc. and the several persons named in Schedules I and II thereto (incorporated by reference to Concentra Operating's Registration Statement on Form S-4, initially filed on November 12, 1999).
10.22	—	Amendment No. 1 to Stockholders Agreement dated as of November 1, 2001, by and among Concentra Inc. and the several persons named in Schedules I and II thereto (incorporated by reference to Exhibit 10.26 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2001).
10.23	—	Amendment No. 2 to Stockholders Agreement dated as of November 20, 2002, by and among Concentra Inc. and the several persons named in Schedules I and II thereto (incorporated by reference to Exhibit 10.30 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2002).
10.24	—	Amendment No. 4 to Stockholders Agreement dated as of December 1, 2002, by and among Concentra Inc. and the several persons named in Schedules I and II thereto (incorporated by reference to Exhibit 10.31 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2002).
10.25	—	Stockholders Agreement dated as of November 20, 2001, by and among Concentra Inc., Welsh, Carson, Anderson & Stowe VIII, L.P., certain holders of common stock and warrants to purchase common stock of Concentra Inc., certain stockholders of National Healthcare Resources, Inc., and Ferrer Freeman & Company, LLC, formerly known as Ferrer, Freeman, Thompson & Co., LLC (incorporated by reference to Exhibit 10.27 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2001).
10.26	—	Agreement and Plan of Reorganization dated August 29, 1997, by and among CRA Managed Care, Inc., OccuSystems, Inc., and Concentra Inc., formerly known as Concentra Managed Care, Inc. (incorporated by reference to Exhibit 2.1 to Concentra Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997).
10.27	—	Agreement and Plan of Merger dated February 24, 1998, by and among Concentra Inc. and Preferred Payment Systems, Inc. (incorporated by reference to Exhibit 2.2 to Concentra Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997).
10.28	—	Agreement and Plan of Merger dated March 2, 1999, by and between Yankee Acquisition Corp. and Concentra Inc. (incorporated by reference to Exhibit 2.1 to Concentra Inc.'s Current Report on Form 8-K filed on March 3,1999).
10.29	—	Amended and Restated Agreement and Plan of Merger dated March 24, 1999, by and between Yankee Acquisition Corp. and Concentra Inc. (incorporated by reference to Exhibit 2.1 to Concentra Inc.'s Current Report on Form 8-K filed on July 14, 1999).

10.30	—	Agreement and Plan of Merger dated as of November 2, 2001, by and among Concentra Inc., NHR Acquisition Company, Inc., and National Healthcare Resources, Inc. (incorporated by reference to Exhibit 2.5 to Concentra Operating's Annual Report on Form 10-K for the year ended December 31, 2001).
10.31	—	Asset Purchase Agreement among Concentra Inc., Concentra Operating and Em3 Corporation dated as of December 1, 2002 (incorporated by reference to Exhibit 10.1 to Concentra Operating's Current Report on Form 8-K filed on December 13, 2002).
10.32	—	Third Amendment to Credit Agreement dated as of August 23, 2004, by and among Concentra Operating, Concentra Inc., J.P. Morgan Securities Inc., as Sole Lead Arranger and Sole Bookrunner, and JPMorgan Chase Bank, as Administrative Agent, and the several banks, financial institutions and other entities parties thereto (incorporated by reference to Exhibit 10.1 to Concentra Operating's Current Report on Form 8-K filed on August 24, 2004).
12.1**	—	Computation of Ratio of Earnings to Fixed Charges.
21.1**	—	Subsidiaries of Concentra Operating.
23.l**	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
23.2**	—	Consent of Schreck Brignone (included in Annex A to Exhibit 5.1).
23.3**	—	Consent of McDermott, Will & Emery (included in Annex B to Exhibit 5.1).
23.4**	—	Consent of Richard A. Parr II (included in Annex C to Exhibit 5.1).
23.5**	—	Consent of PricewaterhouseCoopers LLP.
24.1**	—	Powers of Attorney (included on the signature pages of this Registration Statement).
25.1**	—	Statement of Eligibility (Form T-1) of The Bank of New York, as trustee.
99.1**	—	Letter of Transmittal

*
Filed herewith
**
Previously filed

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
SIGNATURES
SIGNATURES
EXHIBIT INDEX